UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                   FORM 8-K/A



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2000
                                                        (July 11, 2000)


                                  IEXALT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEVADA                      00-09322                  75-1667097
 (STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)         (IRS EMPLOYER
                                                             IDENTIFICATION NO.)



                                  4301 WINDFERN
                              HOUSTON, TEXAS 77041
    (ADDRESS OF REGISTRANT"S PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 (281) 600-4000
              (REGISTRANT"S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On July 11, 2000, iExalt, Inc., a Nevada corporation (the "Company"), completed the acquisition of all issued and outstanding membership interests of PremierCare, LLC, a Delaware limited liability company ("Premier"). Premier provides management services for partial hospitalization geriatric mental health programs to hospitals nationwide, currently managing programs in six states. Its service provides turnkey management, including administrators, nurses, counselors, other therapy personnel, and physicians. The Premier acquisition resulted in the creation of the Company's Health Services Division.

      As consideration for the acquisition, the Company issued a total of 540,000 common shares to the indirect owners of Premier. These indirect owners are also entitled to receive up to an additional 560,000 of the Company's common shares, provided certain contingencies are met. Of the total contingent shares, 60,000 shares are issuable on collection of a specific accounts receivable within six months of the closing, and 250,000 contingent shares are issuable upon each of the first and second anniversary date of the closing date based on Premier achieving certain earnings levels during those 12 month periods. In addition, the Company agreed to repay notes and advances in the amount of $677,609 which had been guaranteed by certain officers and indirect owners of Premier. The amount of the consideration given in exchange for all of the issued and outstanding membership interests of Premier was based on arms-length negotiation among the parties.

      The Company also granted "piggyback" registration rights with respect to an aggregate of 100,000 iExalt common shares issued in the acquisition. If the Company fails to register such shares for resale within 120 days after the closing date, the former indirect owners of Premier have the right, for a period of 60 days after the expiration of the 120-day period, to put the shares to the Company for a cash price per share equal to the average closing price of a share of iExalt common stock during such 120-day period, but in no event less than $1.50 or greater than $2.28 per share. The Company is negotiating an extension of the time to file a registration statement before the right to put shares to the Company becomes effective.

      In connection with the acquisition, Premier entered into three-year employment agreements with Charles H. Caperton, Clinton Tees and Jay Bridges to serve as its Chief Operating Officer, Director of Reimbursement and Regional Director, respectively. Donald W. Sapaugh, a director, President and a shareholder of the Company, will continue as Chief Executive Officer of Premier under his existing Premier employment agreement until a replacement agreement is executed.

      Mr. Donald W. Sapaugh, a director, President and 8.2 % shareholder of the Company, is also the President and Chief Executive Officer of Premier and was a
22.8 % indirect owner of Premier. Mr. Sapaugh abstained from the discussions and approval of the transaction by the Company's Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The appropriate financial statements are filed herewith as Annex A


         (b)      PRO FORMA FINANCIAL INFORMATION.

         The appropriate pro forma financial information relating to the acquisition is filed herewith as Annex B.

         (c)      EXHIBITS.

                  EXHIBIT NO.                         DESCRIPTION
                  -----------                         -----------
                    2.1 (1) Agreement and Plan of Reorganization, dated June 28, 2000, among iExalt, Inc. and its Merger Subsidiaries and PremierCare, LLC and its Direct and Indirect Members (exhibits omitted).



                    2.2 (1)             Agreement  and Plan of  Merger,  dated
                                        June 28,  2000,  among  iExalt,  Inc.,
                                        PCII Combination Corp., and PremierCare
                                        Investors, Inc.

                    2.3 (1) Agreement and Plan of Merger, dated June 28, 2000, among iExalt, Inc., PBH Combination Corp., and Premier Behavioral Healthcare, Inc.


                    4.1 (1)             Registration Rights Agreement, dated
                                        June 28, 2000.

                   99.1 (1) Press release issued by the Company relating to the acquisition of PremierCare Investors, Inc. and Premier Behavioral Healthcare, Inc..

                    (1) Previously filed as an exhibit to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2000 and incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: September 25, 2000.                 iExalt, Inc.



                                          By: /s/ JAMES W. CARROLL
                                                  James W. Carroll
                                                  VICE PRESIDENT AND
                                                  CHIEF ACCOUNTING OFFICER

ANNEX A




INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
PremierCare, LLC
Houston, Texas

   We have audited the accompanying balance sheets of PREMIERCARE, LLC as of December 31, 1999 and 1998, and the related statements of operations, changes in members' equity and cash flows for the year ended December 31, 1999, and the period February 20, 1998 (date of inception), through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PREMIERCARE, LLC as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and the period February 20, 1998 (date of inception), through December 31, 1998, in conformity with generally accepted accounting principles.

/s/ BAIRD, KURTZ & DOBSON
    Baird, Kurtz & Dobson

Bowling Green, Kentucky
July 31, 2000

                                PREMIERCARE, LLC

                                 BALANCE SHEETS

                                     ASSETS

                                                              JUNE 30,              DECEMBER 31,
                                                            -----------     ---------------------------
                                                                2000            1999            1998
                                                            -----------     -----------     -----------
                                                            (unaudited)
CURRENT ASSETS
    Cash ...............................................    $     8,369     $     4,176     $     6,842
    Accounts receivable, less allowance for doubtful
      accounts; 2000 - $66,142, 1999 - $66,000,
      1998 - $0 ........................................        600,283         544,821         358,665
   Receivable from members .............................         50,000            --              --
    Prepaid expenses and other current assets ..........         17,986          47,108          31,762
                                                            -----------     -----------     -----------
            Total Current Assets .......................        676,638         596,105         397,269
                                                            -----------     -----------     -----------

PROPERTY AND EQUIPMENT, AT COST
    Office equipment ...................................         11,343          11,343           8,663
    Vehicles ...........................................        226,573         146,133         124,953
    Furniture and fixtures .............................          6,497           6,497           5,826
                                                            -----------     -----------     -----------
                                                                244,413         163,973         139,442
    Less accumulated depreciation ......................         54,856          35,180          17,531
                                                            -----------     -----------     -----------
                                                                189,557         128,793         121,911
                                                            -----------     -----------     -----------

OTHER ASSETS
    Excess of cost over fair value of net assets
      acquired, net of accumulated amortization
      of $82,237, $64,615, and $29,370 .................    $ 1,312,623     $ 1,188,948     $ 1,018,474
                                                            ===========     ===========     ===========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Bank overdraft .....................................            $--     $    19,887             $--
    Notes payable to bank ..............................        499,550         499,550         592,550
    Current maturities of long-term debt ...............         42,620          32,481          32,263
    Accounts payable ...................................         81,085         117,456         124,566
    Payable to members .................................        178,059         308,000            --
    Accrued expenses ...................................         10,649          48,604           7,194
    Other ..............................................          1,480          21,164          14,145
                                                            -----------     -----------     -----------
            Total Current Liabilities ..................        813,443       1,047,142         770,718
                                                            -----------     -----------     -----------

LONG-TERM DEBT .........................................         95,947          52,132          55,182
                                                            -----------     -----------     -----------

MEMBERS' EQUITY
    Unallocated capital ................................        747,872         505,700         505,700
    Undistributed deficit ..............................       (344,639)       (416,026)       (313,126)
                                                            -----------     -----------     -----------
                                                                403,233          89,674         192,574
                                                            -----------     -----------     -----------



                                                            $ 1,312,623     $ 1,188,948     $ 1,018,474
                                                            ===========     ===========     ===========

See Notes to Financial Statements

                                PREMIERCARE, LLC

                            STATEMENTS OF OPERATIONS

              SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED),
                    YEAR ENDED DECEMBER 31, 1999, AND PERIOD
        FEBRUARY 20, 1998 (DATE OF INCEPTION), THROUGH DECEMBER 31, 1998


                                                     JUNE 30,                     DECEMBER 31,
                                          ---------------------------     ---------------------------
                                              2000            1999            1999            1998
                                          -----------     -----------     -----------     -----------
                                          (unaudited)     (unaudited)
MANAGEMENT FEE REVENUE ...............    $ 1,793,345     $ 1,427,455     $ 3,273,564     $ 1,821,307
                                          -----------     -----------     -----------     -----------

OPERATING EXPENSES
    Salaries, related taxes and leased
      employee expenses ..............      1,142,984         957,025       1,945,868       1,355,550
    Physician fees ...................        176,230         119,278         203,943         151,399
    Contract labor ...................         47,697          50,085         158,721          70,348
    Consulting fees ..................         33,680          58,615         110,938          56,317
    Travel and transportation ........         56,694          98,636         171,092          87,164
    Insurance ........................         14,377          12,183         143,256          28,384
    Provision for doubtful accounts ..           --              --            66,142            --
    Other expenses ...................        163,135         190,492         450,094         300,679
    Depreciation and amortization ....         37,298          30,322          60,083          46,901
                                          -----------     -----------     -----------     -----------
                                            1,672,095       1,516,636       3,310,137       2,096,742
                                          -----------     -----------     -----------     -----------

INCOME (LOSS) FROM OPERATIONS ........        121,250         (89,181)        (36,573)       (275,435)
                                          -----------     -----------     -----------     -----------
OTHER INCOME (EXPENSE)
    Interest income ..................           --              --              --             1,025
    Interest expense .................        (49,864)        (28,983)        (66,327)        (38,716)
                                          -----------     -----------     -----------     -----------
                                              (49,864)        (28,983)        (66,327)        (37,691)
                                          -----------     -----------     -----------     -----------

NET INCOME (LOSS) ....................    $    71,387     $  (118,164)    $  (102,900)    $  (313,126)
                                          ===========     ===========     ===========     ===========

See Notes to Financial Statements

                                PREMIERCARE, LLC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                   SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED),
           YEAR ENDED DECEMBER 31, 1999, AND PERIOD FEBRUARY 20, 1998
                 (DATE OF INCEPTION), THROUGH DECEMBER 31, 1998

                                          UNALLOCATED UNDISTRIBUTED
                                            CAPITAL      DEFICIT        TOTAL
                                           ---------    ---------     ---------
ISSUANCE OF MEMBERS' EQUITY
  UPON FORMATION ......................    $ 505,700          $--     $ 505,700

NET LOSS ..............................         --       (313,126)     (313,126)
                                           ---------    ---------     ---------

BALANCE, DECEMBER 31, 1998 ............      505,700     (313,126)      192,574

NET LOSS ..............................         --       (102,900)     (102,900)
                                           ---------    ---------     ---------

BALANCE, DECEMBER 31, 1999 ............      505,700     (416,026)       89,674

CONTRIBUTIONS TO MEMBERS' EQUITY ......      242,172         --         242,172

NET INCOME ............................         --         71,387        71,386
                                           ---------    ---------     ---------

BALANCE, JUNE 30, 2000 (UNAUDITED) ....    $ 747,872    $(344,639)    $ 403,233
                                           =========    =========     =========

See Notes to Financial Statements.

                                PREMIERCARE, LLC

                            STATEMENTS OF CASH FLOWS

              SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED),
           YEAR ENDED DECEMBER 31, 1999, AND PERIOD FEBRUARY 20, 1998
                 (DATE OF INCEPTION), THROUGH DECEMBER 31, 1998

                                                                   JUNE 30,                  DECEMBER 31,
                                                           -----------------------     -----------------------
                                                              2000          1999          1999          1998
                                                           ---------     ---------     ---------     ---------
                                                          (unaudited)   (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss) .................................    $  71,387     $(118,164)    $(102,900)    $(313,126)
    Items not requiring (providing) cash:
      Depreciation and amortization ...................       37,298        30,322        60,083        46,901
      (Gain) loss on sale of property and equipment ...         --            --           7,718        (1,608)
    Changes in:
      Accounts receivable .............................      (55,462)      (34,824)     (186,156)      (78,632)
      Prepaid expenses and other current assets .......       29,122         9,796         4,541       (22,591)
      Accounts payable and accrued expenses ...........     (113,897)       19,180        34,300       (31,367)
                                                           ---------     ---------     ---------     ---------
            Net cash used in operating activities .....      (31,552)      (93,690)     (182,414)     (400,423)
                                                           ---------     ---------     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment ................      (80,440)      (23,845)      (58,604)      (95,887)
    Acquisition of Premier Behavioral Healthcare, Inc.,
      (net of cash acquired) ..........................         --            --            --        (446,640)
    Proceeds from sale of property and equipment ......         --            --          19,165        10,792
                                                           ---------     ---------     ---------     ---------
            Net cash used in investing activities .....      (80,440)      (23,845)      (39,439)     (531,735)
                                                           ---------     ---------     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of long-term debt ..........       73,572        24,032        89,154       115,503
    Principal payments on debt ........................      (19,618)      (10,931)      (84,967)      (39,053)
    Due to acquiree stockholder .......................         --            --            --         (30,000)
    Members' capital contributions ....................         --            --            --         500,000
    Net borrowings (payments) under line-of-credit
      Agreement .......................................         --            --         (93,000)      392,550
    Net advances from members .........................     (129,941)      103,000       308,000          --
    Contribution to members equity, net of receivable
      from members ....................................      192,172          --            --            --
            Net cash provided by financing activities .      116,185       116,101       219,187       939,000
                                                           ---------     ---------     ---------     ---------

INCREASE (DECREASE) IN CASH ...........................        4,193        (1,434)       (2,666)        6,842

CASH, BEGINNING OF PERIOD .............................        4,176         6,842         6,842          --
                                                           ---------     ---------     ---------     ---------

CASH, END OF PERIOD ...................................    $   8,369     $   5,408     $   4,176     $   6,842
                                                           =========     =========     =========     =========

See Notes to Financial Statements

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

   PremierCare, LLC (Company) was formed February 20, 1998. The Company immediately exchanged a portion of its ownership for the net assets of Premier Behavioral Healthcare, Inc. The Company's revenues are predominately earned from the implementation and management of geriatric psychological health clinics for hospitals and other health facilities. During 1999 and 1998, the Company had managed facilities in Texas, Illinois, Tennessee, Oklahoma and Utah. The Company provides services upon written contract.

USE OF ESTIMATES

   The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

   Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed using the straight-line method.

GOODWILL

   The excess of purchase price over the fair value of Premier Behavioral Healthcare, Inc. at acquisition date is being amortized on a straight-line basis over 15 years.

INCOME TAXES

   The Company's members have elected to have the Company's income taxed as a partnership under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns. No provision for federal and state income taxes is included in these statements.

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[UNAUDITED INTERIM FINANCIAL INFORMATION]
 ---------------------------------------

   [The interim financial statements as of and for the six months ended June 30, 2000 and 1999, are unaudited. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments and adjustments for contributions to members equity that occurred just prior to the merger discussed in Note 7) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.]

NOTE 2:  NOTES PAYABLE TO BANK

                                          JUNE 30,             DECEMBER 31,
                                          --------       -----------------------
                                            2000           1999           1998
                                          --------       --------       --------
                                        (unaudited)
Bank One, N.A. (A) ................       $499,550       $499,550       $499,550
Deposit Guaranty National .........           --             --           93,000
                                          --------       --------       --------

                                          $499,550       $499,550       $592,550
                                          ========       ========       ========

(A) Represents balance outstanding under a $500,000 line-of-credit agreement which matures July 16, 2000; interest is due quarterly at prime (8.50% at December 31, 1999); secured by corporate assets and the personal guarantees of Company members.

     This note was repaid in full subsequent to year end with proceeds from the merger described in Note 7.

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])

NOTE 3:  LONG-TERM DEBT

                                          JUNE 30,             DECEMBER 31,
                                          --------       -----------------------
                                            2000           1999           1998
                                          --------       --------       --------
                                         (unaudited)
GMAC (A) ..........................       $  8,580       $ 13,939       $ 23,851
Ford Motor Credit (B) .............         14,970         19,866         28,721
Ford Motor Credit (C) .............         22,719         24,883           --
Ford Motor Credit (D) .............         22,343         25,925           --
Ford Motor Credit (E) .............         24,641           --             --
Ford Motor Credit (F) .............         22,201           --             --
Nations Bank (G) ..................         23,113           --             --
Ford Motor Credit .................           --             --            7,398
GMAC ..............................           --             --           27,475
                                          --------       --------       --------
                                           138,567         84,613         87,445
Less current maturities ...........         42,619         32,481         32,263
                                          --------       --------       --------

                                          $ 95,948       $ 52,132       $ 55,182
                                          ========       ========       ========

   Aggregate annual maturities of long-term debt at December 31, 1999, are:

         2000                                                  $ 32,481
         2001                                                    25,199
         2002                                                    12,872
         2003                                                     8,761
         2004                                                     5,300
                                                               --------
                                                               $ 84,613

(A) Matures March 2001; payable $996 monthly including interest at 10.50%; secured by vehicle.

(B) Matures December 2001; payable $844 monthly including interest at 1.90%; secured by vehicle.

(C) Matures November 2004; payable $499 monthly including interest at 6.90%; secured by vehicle.

(D) Matures May 2003; payable $676 monthly including interest at 3.90%; secured by vehicle.

(E) [Matures December 2004; payable $557 monthly including interest at 8.99%; secured by vehicle.]

(F) [Matures March 2005; payable $511 monthly including interest at 14.25%; secured by vehicle.]

(G) [Matures March 2005; payable $538 monthly including interest at 10.00%; secured by vehicle.]

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])

NOTE 4:  RELATED PARTY TRANSACTIONS

   The Company engaged in several related party transactions stemming from consulting agreements with some of the Company's officers. The Company contracted with these individuals for services in the areas of management, accounting, strategic planning and Company development and operations. Amounts recognized for these services paid to related parties totaled $99,725 and $271,000 for 1999 and 1998, respectively, and are included in consulting expense, leased employee expense and accounting expense. Of these amounts, $33,553 and $38,000 are included in accounts payable at December 31, 1999 and 1998, respectively.

   During September and November 1999, the Company borrowed approximately $320,000 from certain members and officers. No formal agreements have been drafted detailing the repayment of these notes.

   [During January and February 2000, the Company borrowed an additional $80,000 from these members of which $50,000 was repaid in June 2000 (See Note 7).]

NOTE 5:  BUSINESS ACQUISITION

   On February 20, 1998, the Company acquired the net assets of Premier Behavioral Healthcare, Inc. The acquisition has been accounted for as a purchase by recording the assets and liabilities of the acquiree at their estimated fair values at the acquisition date.

   Summarized financial information of the purchase details include the acquisition of approximately $428,000 in assets, primarily comprised of cash, accounts receivable and equipment, and the assumption of approximately $418,000 of debt for $500,000.

NOTE 6:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

   Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

ALLOWANCE FOR DOUBTFUL ACCOUNTS

   Included in accounts receivable at December 31, 1999, is $354,000 due from one customer. As of the date of this report, the Company had collected approximately $73,000 of this receivable. The Company recorded an allowance related to this receivable of $66,000 at December 31, 1999, which management believes to be adequate based on information currently available. However, the amount

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])


NOTE 6:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS (CONTINUED)

ultimately collected from this customer could differ materially in the near term from the carrying amount reflected in these financial statements.

[As of June 30, 2000, the amount in accounts receivable due from this customer totaled $326,000.]

AGREEMENTS

   In February 1999, the Company entered into an agreement with Advanced Behavioral Care, Inc. for management services. This agreement was terminated in December 1999, and all operations associated with this contract were dissolved. Under the termination agreement, the Company paid approximately $43,000 for unpaid management fees and agreed to provide additional payments in the future based on collections from a specific facility. An amount has been included in accrued expenses for the estimated payments that could result from this agreement. Actual results could differ materially from those estimated.

NOTE 7:  SUBSEQUENT EVENTS

MERGER

   The Company signed an agreement dated June 28, 2000, to merge with iExalt, Inc. Under the terms of this agreement, the Company's members exchanged all membership units to iExalt for 540,000 shares of iExalt, Inc. common stock. The Company's members could receive an additional 560,000 shares of iExalt, Inc. common stock based on operating results of the Company for periods after the date of merger and the ultimate collection of the receivable described in Note 6.

[At the closing of the merger on July 11, 2000, certain members were required to release the Company and assume from the Company liabilities totaling $192,172 ($159,941 of amounts advanced to the Company by these members and $32,231 of accounts payable and accrued liabilities). In addition, the members were to repay to the Company $50,000 for advance payments made to these members during June 2000. The unaudited financial statements as of June 30, 2000 include contributions to members' equity of $242,172 for these transactions. ]

[As part of the merger, iExalt, Inc. agreed to provide funds totaling $677,609 on the date of closing. These proceeds were used to repay $499,550 of notes payable to bank and $178,059 of the remaining advances from members.]

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])

NOTE 7:  SUBSEQUENT EVENTS (CONTINUED)

OUTPATIENT PROSPECTIVE PAYMENT SYSTEMS

   On April 7, 2000, the Health Care Financing Administration issued the final rule related to Medicare program prospective payment systems for hospital outpatient services. Under the final rule, which becomes effective August 1, 2000, hospital outpatient reimbursement will transition from a cost-based reimbursement system to an ambulatory payment classification (fee schedule) system. Under this system, services related to partial hospitalization will be reimbursed at approximately $202 per patient day. These charges could change the way hospitals contract for their services with the Company.

NOTE 8:  ADDITIONAL CASH FLOW INFORMATION

ADDITIONAL CASH PAYMENT INFORMATION

                                       2000         1999            1998
                                     --------     --------        --------
                                    (unaudited)
      Interest paid                  $ 24,855     $ 66,376        $ 33,290

NONCASH INVESTING AND FINANCING ACTIVITIES

   The net assets of Premier Behavioral Healthcare, Inc. acquired in 1998 as described in Note 5 included the following:

      Cash ...........................................            $ 85,825
      Accounts receivable ............................             280,033
      Other assets ...................................               9,171
      Property and equipment .........................              52,738
                                                                  --------
                                                                   427,767
      Less liabilities assumed .......................             418,267
                                                                  --------

      Net assets acquired ............................            $  9,500
                                                                  ========

                                PREMIERCARE, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2000 AND 1999 AND
                           DECEMBER 31, 1999 AND 1998

         (Data as of and for the six months ended June 30, 2000 and 1999 is unaudited and is shown in brackets [ ])

NOTE 9:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods were used to estimate the fair value of financial instruments.

NOTES PAYABLE AND LONG-TERM DEBT

      Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

      At December 31, 1999, fair value equals carrying value.

ANNEX B



      The unaudited pro forma information is presented based upon the Company's fiscal year end of August, 31, which is different than PremierCare, LLC's calendar year end. The Company has included PremierCare's accounting information for the comparable periods of the Company as well as all material adjustments considered necessary by management for presentation in accordance with generally accepted accounting principles.

      The unaudited pro forma balance sheet reflects the acquisition by the Company of PremierCare, LLC on July 11, 2000 as if it had occurred on May 31, 2000, the most recent quarterly filing date by the Company. The unaudited pro forma statements of operations are for the year ended August 31, 1999 and for the nine months ended May 31, 2000, and reflect the following acquisitions as if they had occurred on September 1, 1998: PremierCare, LLC (July, 2000), First Choice Marketing, Inc. (December, 1999), Premiere Speakers Bureau, Inc. (December, 1999), Solutions Global, Inc. (November, 1999), Wordcross Enterprises, Inc. (October, 1999), and NavPress Software (July, 1999). With the exception of the acquisition of PremierCare, LLC, the pro forma adjustments relating to the acquisitions listed above are shown under the heading of "Prior Acquisitions". The unadjusted statement of operations for the Company for the year ended August 31, 1999 reflects the results of operations for the accounting acquiror in the reverse merger that was effective September 1, 1999 as described in the Form 8-K/A filed with the Securities and Exchange Commission on November 15, 1999.

      Pro forma adjustments primarily reflect the acquisition purchases and associated goodwill and the resulting amortization of goodwill.

      The pro forma financial data do not purport to represent what the Company's combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of the Company's combined financial position or results of operations for any future period. No attempt has been made to estimate the corporate selling, general and administrative expense that would have been necessary in the pro forma periods in order to have acquired and operated these companies from the beginning of the respective periods. Since the acquired entities were not under common control or management prior to their acquisitions by the Company, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's most recent interim report filed on Form 10-QSB.

                                  IEXALT, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                                  MAY 31, 2000

                                         IEXALT
                                           AND        PREMIER       PRO FORMA     PRO FORMA
                                      SUBSIDIARIES      CARE       ADJUSTMENTS      TOTAL
                                       ----------    ----------    ----------     ----------
      ASSETS:
      Current assets ..............    $1,930,001    $  730,346    $ (677,609)    $1,982,738
      Property & equipment, net ...       676,087       192,864          --          868,954
      Goodwill, net ...............     3,897,979       449,365       385,764      4,789,154
      Other assets ................       316,089          --         (62,935)       253,154
                                       ----------    ----------    ----------     ----------
      TOTAL ASSETS ................    $6,820,156    $1,372,575    $ (354,780)    $7,837,951
                                       ==========    ==========    ==========     ==========

      LIABILITIES AND SHAREHOLDERS'
      EQUITY:
      Current liabilities .........    $1,227,188    $  877,144    $ (677,609)    $1,426,723
      Long-term liabilities .......          --          98,865          --           98,865
      Shareholders' equity ........     5,592,968       396,566       322,829      6,369,063
                                       ----------    ----------    ----------     ----------
      TOTAL LIABILITIES &
      EQUITY ......................    $6,820,156    $1,372,575    $ (354,780)    $7,837,951
                                       ==========    ==========    ==========     ==========

                                  IEXALT, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 1999

                                         IEXALT
                                           AND             PRIOR           PRO FORMA
                                       SUBSIDIARIES     ACQUISITIONS      ADJUSTMENTS       SUBTOTAL
                                       ------------     ------------     ------------     ------------

REVENUES ..........................    $    180,933     $  2,577,644     $       --       $  2,758,577
EXPENSES ..........................         516,796        2,657,475          112,570        3,286,841
                                       ------------     ------------     ------------     ------------
NET INCOME ........................    $   (335,863)    $    (79,831)    $   (112,570)    $   (528,264)
                                       ============     ============     ============     ============

EARNINGS/(LOSS) PER SHARE .........           (0.02)
                                       ============

PROFORMA WEIGHTED AVERAGE NUMBER OF
    SHARES OUTSTANDING ............      20,904,166
                                       ============

                                                           PREMIER         PRO FORMA       PRO FORMA
                                         SUBTOTAL           CARE          ADJUSTMENTS         TOTAL
                                       ------------     ------------     ------------     ------------

REVENUES ..........................    $  2,758,577     $  2,688,826     $       --       $  5,447,403
EXPENSES ..........................       3,286,841        2,923,952           20,878        6,231,671
                                       ------------     ------------     ------------     ------------
NET INCOME ........................    $   (528,264)    $   (235,126)    $    (20,878)    $   (784,268)
                                       ============     ============     ============     ============


EARNINGS/(LOSS) PER SHARE .........                                                              (0.03)
                                                                                          ============

PROFORMA WEIGHTED AVERAGE NUMBER OF
    SHARES OUTSTANDING ............                                                         25,369,056
                                                                                          ============

                                  IEXALT, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED MAY 31, 2000

                                       IEXALT
                                         AND            PRIOR          PRO FORMA
                                    SUBSIDIARIES     ACQUISITIONS     ADJUSTMENTS        SUBTOTAL
                                    ------------     ------------     ------------     ------------
REVENUES .......................    $  2,517,926     $    354,730     $       --       $  2,872,656
EXPENSES .......................       4,649,160          491,162           33,172        5,173,494
                                    ------------     ------------     ------------     ------------
NET INCOME .....................    $ (2,131,234)    $   (136,432)    $    (33,172)    $ (2,300,838)
                                    ============     ============     ============     ============

EARNINGS/(LOSS) PER SHARE ......           (0.08)
                                    ============

PROFORMA WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING ..........      25,578,882
                                    ============

                                                          PREMIER        PRO FORMA        PRO FORMA
                                         SUBTOTAL           CARE        ADJUSTMENTS          TOTAL
                                       ------------     ------------    ------------     ------------

REVENUES ..........................    $  2,872,656     $  2,652,203             $--     $  5,524,859
EXPENSES ..........................       5,173,494        2,616,099          15,658        7,805,251
                                       ------------     ------------    ------------     ------------
NET INCOME ........................    $ (2,300,838)    $     36,104    $    (15,658)      (2,280,392)
                                       ============     ============    ============     ============

EARNINGS/(LOSS) PER SHARE .........                                                             (0.09)
                                                                                         ============
PROFORMA WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                                                       26,160,882
                                                                                         ============